Exhibit 4

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.10 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS NOTE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS NOTE IS A "GLOBAL SECURITY" WITHIN THE MEANING OF THE INDENTURE DATED AS OF OCTOBER 1, 2002 BETWEEN SEARS ROEBUCK ACCEPTANCE CORP. AND BNY MIDWEST TRUST COMPANY (THE "INDENTURE"), AND IS REGISTERED IN THE NAME OF CEDE & CO. AS THE NOMINEE FOR THE DEPOSITORY TRUST COMPANY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ("DTC") (55 WATER STREET, NEW YORK, NEW YORK) TO SEARS ROEBUCK ACCEPTANCE CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Number ________	CUSIP NO. ____________

SEARS ROEBUCK ACCEPTANCE CORP.
INTERNOTE

PRINCIPAL AMOUNT: $ .00

ORIGINAL ISSUE DATE: ______________

ISSUE PRICE (expressed as a percentage aggregate principal amount) _____%

INTEREST RATE: ______% per annum

MATURITY DATE: _____________
INTEREST PAYMENT FREQUENCY:	[ ] Annually [ ] Semi-annually
[ ] Quarterly [ ] Monthly

REDEMPTION RIGHT: [ ] Yes (If yes, the Company has the right to redeem this Note on any Interest Payment Date on or after __________________)

REPAYMENT RIGHT: [ ] Yes (If yes, the holder of this Note has the right to the repayment of this Note on any Interest Payment Date on or after __________________)

SURVIVOR'S OPTION: [ ] Yes (If yes, the Survivor's Option is applicable to this Note)

OTHER/ADDITIONAL PROVISIONS:

Sears Roebuck Acceptance Corp., a corporation organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount shown above on the Maturity Date shown above or any date of earlier redemption or repayment upon presentation and surrender of this Note at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereof, any office or agency maintained by the Company in the city in which the principal executive office of the Company is located or the city in which the principal corporate trust office of the Trustee is located (collectively, the "Payment Locations"), in immediately payable funds in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon at the Interest Rate shown above. The Company will pay interest in arrears on the Interest Payment Dates specified below, until payment of the principal amount of this Note has been made or duly provided for. The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month of the Original Issue Date. Interest on this Note will accrue from, and including, the most recent date to which interest has been paid, or if no interest has been paid, from the Original Issue Date shown above to, but excluding, the Interest Payment Date, Maturity Date or any earlier date of redemption or repayment, as the case may be.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note is registered on the close of business in The City of New York on the Regular Record Date, which shall be the close of business in The City of New York on the first day of the calendar month in which the Interest Payment Date occurs (whether or not a Business Day), in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts either, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register, or at any of the Payment Locations; provided that, notwithstanding the foregoing clause, the Regular Record Date with respect to the final Interest Payment Date shall be the Maturity Date and provided, further, that such interest payable on the Maturity Date or any such date of earlier redemption or repayment shall be paid or duly provided for in the same manner as the Principal Amount. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business in The City of New York on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid, at any time in any other lawful manner, all as more fully set forth in the Indenture. To the extent permitted by law and the Indenture, such Defaulted Interest shall accrue interest at the rate borne by this Note from the date of such failure to punctually pay or provide for such interest until such Defaulted Interest is paid or duly provided for.

If any Interest Payment Date, Maturity Date or any earlier date of redemption or repayment falls on a day that is not a Business Day, the interest or principal payment shall be made on the next day that is a Business Day with the same force and effect as if made on such Maturity Date, Interest Payment Date or earlier date of redemption or repayment, as the case may be, and no interest on such payments shall accrue for the period from and after such Interest Payment Date, Maturity Date or earlier date of redemption or repayment to such next Business Day. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on this Note, including, without limitation, any withholding tax, is the responsibility of the owners of the beneficial interests in this Note in respect of which such payments are made.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: __________________
Sears Roebuck Acceptance Corp. By _____________________________ President By _____________________________ Vice President

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated
and referred to in the within-mentioned Indenture.

BNY Midwest Trust Company,
             as Trustee

By:___________________________________
     Authorized Officer

[Corporate Seal]

SEARS ROEBUCK ACCEPTANCE CORP.

INTERNOTE

1. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, unlimited in aggregate principal amount, all issued or to be issued under or pursuant to an indenture dated as of October 1, 2002 executed between the Company and BNY Midwest Trust Company, as Trustee; to which indenture and all indentures supplemental thereto (herein collectively called the "Indenture") reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee and for the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and events of default and may otherwise vary as in the Indenture provided. This Note is one of a series of notes of the Company designated as the "Sears Roebuck Acceptance Corp. InterNotes" (hereinafter referred to as the "Notes"). BNY Midwest Trust Company also serves as registrar and as Paying Agent in connection with the Notes. The amount of the series of Notes may be increased at any time. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture. This Note is not subject to any sinking fund. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2. In case a default, as defined in the Indenture, shall occur and be continuing with respect to the Notes, the principal amount of all Notes then Outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the Holders of a majority in principal amount of the Notes Outstanding.

3. To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made without the consent of any Holders of Notes, for the limited purposes described in Section 11.1 of the Indenture. To the extent permitted by, and as provided in, Section 11.2 of the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and the Holders of the Notes, may be made with the consent of the Company by the affirmative vote or consent of the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding of each series to be affected, evidenced as provided in the Indenture; provided, however, that no such modification or alteration shall (i) change the stated maturity of the principal of or the interest on, any Security, or reduce the principal amount of or the rate of interest on, any Security, or change the Currency in which the principal of or interest on, such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.1 of the Indenture without the consent of the Holder of each outstanding Security so affected, or (ii) reduce the percentage of Securities, the vote or consent of the Holders of which is required for such modifications and alterations, without the consent of the Holders of all Securities affected.

4. The Indenture also provides that the Holders of a majority in principal amount of the Securities of any series then Outstanding may waive any past default under the Indenture and its consequences for such series, except a default in the payment of the principal of or interest or premium, if any, on any of the Securities, provided that such Securities shall not then be due and payable by reason of a declaration pursuant to Section 6.1 of the Indenture.

5. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the Currency, herein prescribed.

6. This Note is transferable by the registered Holder hereof or by his attorney duly authorized in writing at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereof, any Payment Locations, without charge except for any tax or other governmental charge imposed in relation thereto, but only in the manner and subject to the limitations provided in the Indenture and upon surrender of this Note. Upon any such transfer a Note or Notes of authorized denominations for a like aggregate principal amount and bearing a number not contemporaneously outstanding will be issued in exchange herefor.

7. The Notes are issuable only as registered Notes without coupons, in minimum denominations of $1,000 (the "Minimum Denomination") and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, Notes are exchangeable, without charge except for any tax, or other governmental charge imposed in relation thereto, for other Notes of authorized denominations for a like aggregate principal amount, at the office or agency of the Company in the Borough of Manhattan of The City of New York or, at the option of the Holder hereof, any Payment Locations.

8. The Company, the Trustee, any Authenticating Agent, any paying agent and any Security registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or other writing hereon by anyone other than the Company or any Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and none of the Company, the Trustee, an Authenticating Agent, a paying agent or the Security registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

9. No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof. In the event of any sale or transfer of its assets and liabilities substantially as an entirety to a successor corporation, the predecessor corporation may be dissolved and liquidated as more fully set forth in the Indenture.

10. IF NO REDEMPTION RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. If a Redemption Right is granted on the face of this Note, this Note may be redeemed at the option of the Company on any Interest Payment Date on and after the date, if any, specified on the face hereof (each, a "Redemption Date"). This Note may be redeemed on any Redemption Date in whole or in part in increments of the Minimum Denomination at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date (the "Redemption Price"). The Company will give notice of redemption not less than 30 nor more than 60 days prior to the Redemption Date, which date and the Redemption Price will be specified in the notice. On the Redemption Date, the Company shall be bound to redeem the Notes to which such notice relates at their Redemption Price upon presentment thereof. Notices to Holders shall be mailed by the Trustee, first class postage prepaid, at their last addresses as they appear in the Security Register. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

11. IF NO REPAYMENT RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a "Repayment Date"). On any Repayment Date this Note shall be repayable in whole or in part in increments of the Minimum Denomination at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee/Paying Agent at the designated office, or such other address of which the Company shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to a Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

12. IF NO SURVIVOR'S OPTION IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REPAID OR REPURCHASED PRIOR TO THE MATURITY DATE AS A RESULT OF THE DEATH OF A BENEFICIAL OWNER OF THIS NOTE. If the Survivor's Option is granted above, the Representative (defined below) of a deceased beneficial owner of this Note shall have the option to elect repayment or repurchase of this Note within 24 months following the death of the beneficial owner (a "Survivor's Option").

(a) Unless specifically provided above, the Survivor's Option may not be exercised unless the beneficial owner acquired this Note at least six months prior to such election.

(b) Upon the valid exercise of the Survivor's Option, the Company shall repay or repurchase, at its option, this Note (or portion thereof), properly tendered for repayment or repurchase by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the estate of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) at a price equal to 100% of the principal amount of the deceased beneficial owner's beneficial interest in this Note plus accrued interest to the date of such repayment or repurchase, subject to the following limitations:

(i)  The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted from all deceased beneficial owners in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of $2,000,000 or 2% of the Outstanding principal amount of all Notes as of the end of the most recent calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of acceptances of exercise of the Survivor's Option in such calendar year for any individual deceased beneficial owner (the "Individual Put Limitation").

(ii) The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than the Minimum Denomination, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of this Note, the principal amount of this Note remaining Outstanding after repayment must be at least the Minimum Denomination.

(iii) Any of this Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

(c) This Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted in the order that all such Notes are received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased beneficial owner. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been tendered pursuant to the valid exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order that all such Notes (or portions thereof) were originally tendered. This Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that this Note (or any portion thereof) tendered for repayment or repurchase pursuant to exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof, at its last known address as indicated in the Security Register, that states the reason this Note (or portion thereof) has not been accepted for payment.

(d) In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative (i) the "Form of Notice of Election to Exercise Survivor's Option" below, constituting a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Note (or portion thereof) to be repaid or repurchased, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the beneficial owner of this Note at the time of death and the interest in this Note was owned by the deceased beneficial owner or the estate of the deceased beneficial owner at least six months prior to the request for repayment or repurchase, (B) the death of such beneficial owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the interest in this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's beneficial ownership in this Note, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of the beneficial ownership of this Note and the claimant's entitlement to payment, and (vii) any additional information the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of such Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of this Note. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

(e) The death of a person holding a beneficial interest in this Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased Holder's spouse, will be deemed the death of the beneficial owner of this Note, and the entire principal amount of this Note so held shall be subject to repayment or repurchase pursuant to exercise of the Survivor's Option. However, the death of a person holding a beneficial ownership interest in this Note as tenant in common with a person other than such deceased Holder's spouse will be deemed the death of a beneficial owner only with respect to the deceased person's interest in this Note. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Note will be deemed the death of the beneficial owner of this Note for purposes of this provision, regardless of whether such beneficial owner was the registered Holder of the Note, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, the beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in this Note during his or her lifetime.

(f) The Depository or its nominee shall be the holder of this Note and therefore shall be the only entity that can exercise the Survivor's Option for this Note. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to this Note, the Representative must provide to the broker or other entity through which the beneficial interest in this Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

13. Notwithstanding anything to the contrary in the Indenture, the term "Business Day" shall mean, for all purposes with respect to this Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a legal holiday for banking institutions in any of the City of Wilmington, Delaware, the City of Chicago, The City of New York, or the city in which the principal corporate trust office of the Trustee is located.

14. This Note shall be governed by the laws of the State of Delaware.

__________

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM -- as tenants in common
TEN ENT --   as tenants by the entireties
JT TEN  --      as joint tenants with right of survivorship
                       and not as tenants in common
UNIF GIFT MIN ACT -- _______ Custodian _______ (Cust) (Minor)
Under Uniform Gifts to Minors Act _________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security OR
Other Identifying Number of ASSIGNEE

__________________________

______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
_____________________________________________________________________________
_____________________________________________________________________________

the within Note of SEARS ROEBUCK ACCEPTANCE CORP. and all rights thereunder, and does hereby irrevocably constitute and appoint _______________________________________
attorney to transfer the said Note on the books of Sears Roebuck Acceptance Corp., with full power of substitution in the premises.

Dated:__________________ Your Signature:_______________________________

NOTICE: The signature to this assignment must
correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

___________________________________
(Signature Guaranteed)
The signature(s) should be guaranteed by an
|eligible guarantor institution (banks, stock
brokers, savings and loan associations,
and credit unions with membership in
an approved signature guarantee medallion
program) pursuant to Rule 17Ad-15 under
the Securities Exchange Act of 1934.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) Sears Roebuck Acceptance Corp. (the "Company") to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof together with interest to the repayment date, to the undersigned, at _________________________________ (Please print or typewrite name and address of the undersigned). All terms used in this Option to Elect Repayment Form which are defined in this Note shall have the meanings assigned to them in this Note.

For this Note to be repaid, the Trustee (or the Paying Agent on behalf of the Trustee) must receive at 101 Barclay St., Floor 8W, New York, NY, 10286, attention: Corporate Trust Administration, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of the Minimum Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be the Minimum Denomination or an integral multiple of the Minimum Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).
$_______________________	____________________________________________
DATE: __________________

NOTICE: The signature on this Option to
Elect Repayment Form must correspond with
the name as written upon the face of this Note
in every particular, without alteration or
enlargement or any change whatever.

____________________________________
Signature Guaranteed
NOTICE: The signature(s) should be guaranteed by
an eligible guarantor institution (banks, stockbrokers,
savings and loan associations and credit unions with
membership in an approved signature guarantee
medallion program), pursuant to Rule 17Ad-15 under
the Securities and Exchange Act of 1934.

SEARS ROEBUCK ACCEPTANCE CORP.
INTERNOTES

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR'S OPTION

[ ]	By checking this box, the undersigned represents that: (1) it is the authorized representative of the deceased beneficial owner identified below, (2) (a) the deceased was the beneficial owner of the principal amount of Sears Roebuck Acceptance Corp. InterNotes listed below at the date of his or her death and such InterNotes have been held by the deceased or his or her estate for at least six months, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner, and (3) subject to the aggregate limitation on the amount of Sears Roebuck Acceptance Corp. InterNotes that may be tendered in any calendar year, it hereby elects to tender the principal amount of Sears Roebuck Acceptance Corp. InterNotes set forth below for repayment by Sears Roebuck Acceptance Corp. for a price equal to 100% of the principal amount of the beneficial interest of the deceased owner plus accrued interest to the date of repayment.

The deceased beneficial owner held the principal amount of Sears Roebuck Acceptance Corp. InterNotes to be tendered as (check one):

____	a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

____	a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the deceased beneficial owner. $_________________

Full name of deceased beneficial owner (please attach death certificate):

______________________________________________

If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased's ownership of the beneficial interest in the Sears Roebuck Acceptance Corp. InterNotes):

______________________________________________

Principal amount of Sears Roebuck Acceptance Corp. InterNotes being tendered for repayment (amount must equal $1,000 or an integral multiple of $1,000):

$______________

Sears Roebuck Acceptance Corp. may, in its sole discretion, limit the aggregate principal amount of InterNotes that may be tendered pursuant to the Survivor's Option by any single beneficial owner in any calendar year to $250,000 or such greater amount as it may determine. Additional limitations with respect to aggregate exercises by all holders and terms of acceptance are also applicable and are more fully described in the Prospectus Supplement dated April 23, 2003. Each tendered Sears Roebuck Acceptance Corp. InterNote that is not accepted for repayment in any calendar year due to the application of any of these limitations will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. BNY Midwest Trust Company, as Trustee on behalf of Sears Roebuck Acceptance Corp. has the right to reject tenders of Sears Roebuck Acceptance Corp InterNotes if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND
INTERNOTES SUBJECT TO THIS NOTICE OF ELECTION MAY
NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

please sign here

(Must be signed by authorized representatives(s) of deceased holder. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title.)

Signature(s) of Authorized Representatives(s):

_____________________________________________________________________________________

_____________________________________________________________________________________

Dated: ______________, 20___

Names(s): _____________________________________________________________________________
                                                                            (Please Print)

Capacity (full title): _______________________________________________________________________

Address: ______________________________________________________________________________
                                                                       (Include Zip Code)

Area Code(s) and Telephone Number(s): _____________________________________________________

GUARANTEE OF SIGNATURE

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm: __________________________________________________________________________

Authorized Signature: _____________________________________________________________________

Name: ________________________________________________________________________________
                                                                          (Please Print)

Title: _________________________________________________________________________________

Address: ______________________________________________________________________________
                                                                     (Include Zip Code)

Area Code(s) and Telephone Number(s): _____________________________________________________

Dated:____________, ______